                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INTERMARK GAMING INTERNATIONAL, INC.

     This  Certificate  of  Incorporation  is amended and  restated and has been properly  adopted  by the  Corporation's  board of  directors  and  shareholders pursuant to Delaware General Corporation Law ss.242 and ss.245.

     The Corporation's name is Intermark Gaming International,  Inc. pursuant to its  original  Certificate  of  Incorporation  filed on March 9,  1987  with the
Delaware Secretary of State.

     1. The name of the Corporation is:

                Auto Swap U.S.A. Inc.

     2. The  address  of its  registered  office  in the  State of  Delaware  is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington,  County
of New  Castle.  The  name  of its  registered  agent  at  such  address  is The
Corporation Trust Company.

     3. The  purpose  of the  corporation  is to  engage  in any  lawful  act or activity for which  corporations may be organized under the General  Corporation
Law of Delaware  including but not limited to the  development  and operation of open market  locations  for private  buyers and sellers of  automobiles,  boats,
RV's,  travel trailers and trucks in accordance with the laws of various states, the United States of America and other applicable jurisdictions.

     4. The total number of shares which the Corporation shall have authority to issue is forty million  (40,000,000)  shares of capital stock, and the par value of each such share is one tenth of one cent ($0.001) per share.

     5. The Corporation shall be managed by the Board of Directors,  which shall exercise all powers conferred under the laws of the State of Delaware. The Board of Directors  shall have  authority  to make,  alter or repeal the Bylaws of the
Corporation.  The Board of Directors  shall have sole authority to determine the number of Directors serving on the Board, and may increase or decrease the exact

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number of Directors from time to time by resolution  duly adopted by such Board.
No decrease in the number of Directors  shall have the affect of shortening  the term of any incumbent Director.

     6.  Elections of directors  need not be written ballot unless the Bylaws of the Corporation shall so provide.

     7.  Meetings  of  stockholders  may be held  within or without the State of
Delaware,  as the Bylaws may provide.  The books of the  corporation may be kept
(subject  to any  provision  contained  in the  statutes)  outside  the State of
Delaware at such place or places as may be  designated  from time to time by the
Board of Directors or in the Bylaws of the Corporation.

     8. No director of the Corporation  shall be held  personally  liable to the
Corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a directory;  provided,  however,  that nothing  contained  herein shall eliminate or limit the liability of a director of the  Corporation to the extent provided by applicable laws (i) for any breach of the director's duty of loyalty to the Corporation or its  stockholders,  (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii)
under  section  174 of the  Delaware  General  Corporation  Law, or (iv) for any
transaction from which the director derived an improper  personal  benefit.  The limitation  of liability  provided  herein shall  continue  after a director has ceased to occupy such  position as to acts or  omissions  occurring  during such director's  term or terms of office.  No  amendment  or repeal of this Article 9 shall apply to or have any effect upon the liability or alleged liability of any director of the  corporation  for or with  respect to acts or  omissions of such director occurring prior to such amendment or repeal.

     9. The corporation reserves the right to amend, alter, change or repeal any provision  contained in this Certificate of Incorporation,  in the manner now or hereafter  prescribed  by statute,  and all right  conferred  upon  stockholders herein axe granted subject to this reservation.

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     The undersigned,  for the purpose of amends and restating the Corporation's
Certificate  of  Incorporation  pursuant to the General  Corporation  Law of the
State of Delaware,  do hereby  declare and certify that this is our act and deed and the facts herein  stated are true,  and  accordingly  have  hereunto set our hands this 24th day of October, 1991.

                                                    /s/ Donald R. Head
                                                    ----------------------------
                                                    President

     SUBSCRIBED AND SWORN to before me this 23rd day of October, 1991, by Donald
R. Head.

                                                     JILL PERRY
                                                     ---------------------------
My Commission Expires:

AUGUST 29, 1994
---------------

                                                     /s/ Edward M. Topham
                                                     ---------------------------
                                                     Secretary

     SUBSCRIBED AND SWORN to before me this 24th day of October, 1991, by Edward
M. Topham.

                                                    /s/
                                                    ----------------------------
My Commission Expires:

MY COMMISSION EXPIRES DEC 1, 1993
---------------------------------

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